T. ALAN OWEN & ASSOCIATES, P.C.
                                Attorneys at Law
                              One Arlington Centre
                             1112 East Copeland Road
                                    Suite 420
                             Arlington, Texas 76011
TELEPHONE                                                          TELEFAX
(817) 460-4498                                                    (817) 795-0154
(817) 461-6079 -- Metro

                                                 October 20, 2000



Ms. Shannon Sherer
Java Solutions, Inc.
17418 Shadow Valley Drive
Spring, Texas 77379


         RE: Consent to use of Stock Opinion Letter in Form SB-1 filed by Java Solutions, Inc.


Dear Mr. Wells:

         This letter shall serve to evidence my consent to being named as the attorney for Java Solutions, Inc. in its registration statement that was filed in connection with the offering described therein, and to the inclusion of my opinion as an exhibit to the registration statement with regard to said corporation and its capital stock.

         Please advise me if I may be of any further service in this matter.

                                                      Sincerely yours,


                                                      /s/ T. Alan Owen
                                                      ----------------
                                                          T. Alan Owen

TAO/jac